UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2005

i2 Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-28030	75-2294945
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One i2 Place, 11701 Luna Road, Dallas Texas	75234
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 and Item 7.01. Results of Operations and Financial Condition, and Regulation FD Disclosure.

On October 24, 2005, i2 Technologies, Inc. (the “Company”) announced by press release (the “Press Release”) and earnings conference call the Company’s third quarter 2005 financial results. On October 27, 2005, the Company issued a subsequent press release (the “Subsequent Release”) commenting on recent trading activity. The information contained in the Press Release and the Subsequent Release, which are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively, is incorporated by reference herein and is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition: and Item 7.01, “Regulation FD Disclosure.”

The information in Item 2.02 of this Current Report and the accompanying exhibits shall not be incorporated by reference into any filing by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Included in the Press Release is the disclosure of Pro-Forma Operating Income, a non-GAAP financial information. Management believes that the presentation of Pro-Forma Operating Income and its related reconciliation to GAAP Operating Income is useful to investors as it reflects a financial measure that management utilizes for budgeting purposes, as well as analyzing the underlying performance of the Company. Management believes that although GAAP measures are important for investors to understand, providing investors with this non-GAAP measure provides investors additional important information to enable them to assess, in the way that management assesses, both the current and future operations of the Company. This pro forma financial information should not be considered as a substitute for, or superior to, and should only be read in conjunction with measures of financial performance prepared in accordance with generally accepted accounting principles.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release dated October 24, 2005.

99.2	Press Release dated October 27, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

i2 TECHNOLOGIES, INC.

Dated: October 28, 2005	By:	/s/ Michael J. Berry
Michael J. Berry Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

99.1	Press Release dated October 24, 2005

99.2	Press Release dated October 27, 2005